CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statements of Additional Information constituting parts of this Post-Effective Amendment No. 49 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 9, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of Colonial High Yield Securities Fund, a series of Colonial Trust I, and our report Dated December 10, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Report to Shareholders of Colonial Tax-Managed Growth Fund, a series of Colonial Trust I, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "The Fund's Financial History" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information.

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 16, 1998